REPORT OF INDEPENDENT ACCOUNTANTS





To the Shareholders and Board of Directors of The Jensen
Portfolio, Inc.:



In planning and performing our audit of the financial statements and financial highlights of The Jensen Portfolio, Inc. for the year ended May
31, 1997, we

considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.



The management of The Jensen Portfolio, Inc. is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility,

estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures.

Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.



Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.



Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified

Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted

no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 1997.



This report is intended solely for the information and use of management of The

Jensen Portfolio, Inc. and the Securities and Exchange
Commission.





Portland, Oregon

July 7, 1997